Exhibit 99.1

Arbinet Announces Full Year and Fourth Quarter 2005 Financial Results

NEW BRUNSWICK, N.J., February 16, 2006 - Arbinet-thexchange, Inc. (Nasdaq: ARBX) reported financial results for its full year and fourth quarter ended December 31, 2005.

Full year 2005 fee revenues were $48.8 million, an increase of 9% compared to $44.7 million in the full year 2004. A total of 11.9 billion minutes were bought and sold on Arbinet’s exchange in 2005, an increase of 13% from 10.5 billion minutes in 2004. The Company completed 1.43 billion calls during 2005, an increase of 18% compared to 1.21 billion in 2004. The average call duration on Arbinet’s exchange for 2005 was 4.2 minutes per call compared to 4.3 minutes per call in 2004.

Fourth quarter 2005 fee revenues were $12.0 million, a decrease of 4% from $12.5 million in the same quarter 2004 and a decrease of 7% compared to $12.9 million in the third quarter 2005. A total of 2.92 billion minutes were bought and sold on Arbinet’s exchange in the fourth quarter 2005, down from 3.00 billion minutes in the fourth quarter 2004 and 3.04 billion in the third quarter 2005. Arbinet completed 352.3 million calls during the fourth quarter 2005, compared to 346.7 million for the comparable period of 2004 and 359.8 million in the third quarter 2005. The average call duration on Arbinet’s exchange for the quarter was 4.1 minutes per call compared to 4.3 minutes per call in the fourth quarter 2004 and 4.2 minutes per call in the third quarter 2005.

Curt Hockemeier, President and Chief Executive Officer of Arbinet, commented, “We increased our member base to 399 carriers, including the world’s ten largest international carriers as of the end of 2005. We are also pleased with the increase in our VoIP traffic, which represented 27% of minutes traded in the fourth quarter. The volatility inherent to our voice exchange impacted the fourth quarter. This volatility, which is primarily the result of changes to the mix of geographic markets bought and sold on our exchange, is to be expected.”

Net income for the full year 2005 was $10.8 million or $0.42 per diluted share compared to net income of $7.9 million or $0.36 per pro forma diluted share in the full year 2004. Net income for the full year 2005 included a gain of approximately $1.2 million related to renegotiation of a leased property that was exited in 2001, a $1.5 million insurance reimbursement received in the second quarter 2005, an income tax benefit of $1.3 million related to the reversal of a valuation allowance against deferred tax assets and a gain of $300,000 related to a discontinued operation from 1999. Excluding these items, full year 2005 adjusted net income was $6.5 million or $0.25 per diluted share compared to adjusted net income for the full year 2004 of $6.5 million or $0.30 per pro forma diluted share. Adjusted net income for the full year 2004 excludes a charge for litigation settlement and related legal expenses of $3.4 million and a one-time gain of $7.2 million and non-cash interest expense of $400,000 million associated with a series of preferred stock that was redeemed in connection with Arbinet’s December 2004 initial public offering.

Fourth quarter 2005 net income was $4.7 million or $0.18 per diluted share compared to net income of $6.0 million or $0.27 per pro forma diluted share in the fourth quarter 2004. Net income for the fourth quarter 2005 includes a gain of approximately $1.2 million related to a renegotiation of leased property which was exited in 2001, an income tax benefit of $2.1 million primarily related to the reversal of a valuation allowance against deferred tax assets and a gain of $300,000 related to a discontinued operation from 1999. Excluding these items, fourth quarter 2005 adjusted net income was $1.1 million or $0.04 per diluted share compared to adjusted net income for the fourth quarter 2004 of $2.5 million or $0.11 per pro forma diluted share. Adjusted net income for the fourth quarter 2004 excludes a charge for litigation settlement and related legal expenses of $3.4 million and a one-time gain of $7.2 million and non-cash interest expense of $400,000 associated with a series of preferred stock that was redeemed in connection with Arbinet’s December 2004 initial public offering.

Arbinet had a balance of cash and cash equivalents, including marketable securities, of $63.6 million as of December 31, 2005 compared to $53.5 million as of December 31, 2004.

Curt Hockemeier stated, “Over the last five years, Arbinet has built a powerful, low-cost trading platform which is the foundation of the world’s leading electronic market for trading, routing, and settling communications capacity. During this period, we have established relationships with the world’s leading telecommunications providers, both big and small. Looking ahead, Arbinet plans to leverage our proven platform, intellectual property and long-term relationships, with an eye on developing new products and solutions to enable our members to move more traffic over to our low cost platform and to manage the increased complexities of routing traffic across traditional and VoIP networks. Overall, we will continue to focus on activities that can help expand our core business and we also look forward to pursuing additional opportunities that can best contribute to Arbinet’s growth. To drive additional growth in the business, we may invest some of the cash flow from our core business to develop these new products and services that we believe can help our customers become more competitive and support the exchange of other forms of digital communications and goods.”

Quarterly Conference Call

Arbinet will host a conference call to discuss full year and fourth quarter 2005 results, among other matters, at 5:00 p.m. EST today. The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call can be accessed through the Company’s Investor Relations website at http://investor.arbinet.com. In addition, a replay of the call will be available from 7:00 p.m. on Thursday, February 16, 2006 through 11:59 p.m. EST on Thursday, February 23, 2006 at http://investor.arbinet.com and by telephone at (201) 612-7415. The account number to access the replay is 3055 and the conference ID is 190208.

About Adjusted Net Income

To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP. The accompanying tables have more details on Arbinet’s net income and the reconciliation to adjusted net income.

About Arbinet

Arbinet is the leading electronic market for trading, routing and settling communications capacity. Members of the exchange, consisting primarily of communications service providers, buy and sell voice calls and Internet capacity based on route quality and price through its centralized, efficient and liquid marketplace. Members place orders through a web-based interface. Its fully automated, highly scalable trading platform matches these orders using proprietary software and delivers them through state-of- the-art facilities.

Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), including but not limited to statements about the Company’s growth, business plans, product development and service offerings, and future operating results. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, mobile on thexchange services, and DirectAxcessSM trading service); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; competitive factors; system failures, human error and security breaches could cause the Company to lose members and expose it to liability; future government regulation; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Mike Lemberg Arbinet 1.732.509.9220 mlemberg@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-526-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2004	2005
Trading revenues	$369,989,619	$475,231,245	$481,606,758
Fee revenues	33,958,652	44,734,469	48,848,318

Total revenues	403,948,271	519,965,714	530,455,076
Cost of trading revenues	369,972,234	474,916,419	481,200,159

	33,976,037	45,049,295	49,254,917
Costs and expenses
Operations and development	10,881,862	13,437,734	13,990,619
Sales and marketing	4,712,839	5,673,789	7,564,010
General and administrative	9,588,015	9,344,634	12,541,470
Depreciation and amortization	7,203,682	9,266,416	8,864,950
Restructuring costs and litigation settlements	—	3,675,021	(2,673,449)

Total costs and expenses	32,386,398	41,397,594	40,287,600

Income from operations	1,589,639	3,651,701	8,967,317
Interest income (expense), net	(1,626,009)	(2,504,652)	1,432,708
Other income (expense), net	31,779	6,717,593	(1,242,477)

Income (loss) from continuing operations before income taxes	(4,591)	7,864,642	9,157,548
Income tax benefit	—	—	(1,298,062)

Income (loss) from continuing operations	(4,591)	7,864,642	10,455,610
Discontinued operations:
Income from discontinued operations, net of income tax of $20,265	—	—	295,888

Net income (loss)	(4,591)	7,864,642	10,751,498
Preferred stock dividends and accretion	(8,005,573)	(6,678,541)	—

Net income (loss) attributable to common stockholders	$(8,010,164)	$1,186,101	$10,751,498

Basic earnings per share:
Continuing operations	$(4.13)	$0.35	$0.43

Discontinued operations	$—	$—	$0.01

Net income (loss)	$(4.13)	$0.35	$0.44

Diluted earnings per share:
Continuing operations	$(4.13)	$0.21	$0.41

Discontinued operations	$—	$—	$0.01

Net income (loss)	$(4.13)	$0.21	$0.42

Pro Forma Diluted	N/A	$0.36	N/A

Weighted average number of common shares
Basic	1,940,835	3,367,848	24,590,454
Diluted	1,940,835	5,630,964	25,777,740
Pro Forma Diluted	—	21,925,740	N/A
Adjusted net income (loss) (1):
Net income (loss)	$(4,591)	$7,864,642	$10,751,498
Add: Litigation settlements and insurance reimbursement		3,675,021	(1,450,000)
Add: Legal expenses associated with litigation settlements		561,267
Less: Gain on payback of Series B preferred stock		(7,223,766)
Add: Non cash interest expense		1,610,674
Less: Restructuring reversal			(1,223,449)
Less: Income tax benefit			(1,298,062)
Less: Income from discontinued operations			(295,888)

Adjusted net income (loss):	$(4,591)	$6,487,838	$6,484,099

(1) To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2004	2005
Trading revenues	$133,175,192	$114,239,999
Fee revenues	12,536,770	12,015,679

Total revenues	145,711,962	126,255,678
Cost of trading revenues	132,892,935	114,335,393

	12,819,027	11,920,285
Costs and expenses
Operations and development	3,893,634	3,670,932
Sales and marketing	1,736,565	2,107,519
General and administrative	2,728,937	3,482,819
Depreciation and amortization	2,549,672	1,928,573
Restructuring costs and litigation settlements	2,825,021	(1,223,449)

Total costs and expenses	13,733,829	9,966,394

Income (loss) from operations	(914,802)	1,953,891
Interest income (expense), net	(518,591)	596,305
Other income (expense), net	7,427,259	(209,124)

Income from continuing operations before income taxes	5,993,866	2,341,072
Income tax benefit	—	(2,109,223)

Income from continuing operations	5,993,866	4,450,295
Discontinued operations:
Income from discontinued operations, net of income tax of $20,265	—	295,888

Net income	5,993,866	4,746,183
Preferred stock dividends and accretion	(1,500,726)	—

Net income attributable to common stockholders	$4,493,140	$4,746,183

Basic earnings per share:
Continuing operations	$0.72	$0.18

Discontinued operations	$—	$0.01

Net income	$0.72	$0.19

Diluted earnings per share:
Continuing operations	$0.54	$0.17

Discontinued operations	$—	$0.01

Net income	$0.54	$0.18

Pro Forma Diluted	$0.27	N/A

Weighted average number of common shares
Basic	6,210,720	24,722,542
Diluted	8,251,519	25,748,740
Pro Forma Diluted	22,472,359	N/A
Adjusted net income (1):
Net income	$5,993,866	$4,746,183
Add: Litigation settlements	2,825,021	—
Add: Legal expenses associated with litigation settlements	561,267	—
Less: Gain on payback of Series B preferred stock	(7,223,766)	—
Add: Non cash interest expense	353,304	—
Less: Restructuring reversal		(1,223,449)
Less: Income tax benefit		(2,109,223)
Less: Income from discontinued operations		(295,888)

Adjusted net income:	$2,509,692	$1,117,623

(1)	To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), Arbinet uses adjusted net income which is adjusted from net income to exclude certain items. The adjusted net income is provided to enhance an overall understanding of our current financial performance. We have excluded items which are either non-recurring or unusual in nature. Adjusted net income is not intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2004	2005
Assets
Current Assets:
Cash and cash equivalents	$53,532,660	$40,364,777
Marketable securities	—	23,230,913
Trade accounts receivable, net	27,351,810	24,831,554
Other current assets	2,369,746	1,543,875

Total current assets	83,254,216	89,971,119
Property and equipment, net	24,689,053	21,775,895
Other long-term assets	6,923,671	7,932,321

Total Assets	$114,866,940	$119,679,335

Liabilities & Stockholders’ Equity
Current Liabilities:
Short-term debt obligations	$1,924,023	$914,778
Accounts payable	15,645,826	13,785,594
Deferred revenue	4,314,006	3,967,970
Accrued expenses and other current liabilities	9,445,247	11,160,418

Total current liabilities	31,329,102	29,828,760
Other long-term liabilities	8,299,972	4,080,489

Total Liabilities	39,629,074	33,909,249

Stockholders’ Equity	75,237,866	85,770,086

Total Liabilities & Stockholders’ Equity	$114,866,940	$119,679,335

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,591)	$7,864,642	$10,751,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,070,956	9,266,416	8,864,950
Amortization of deferred compensation	34,370	71,135	541,190
Loss on sale of property and equipment	166,895	—	—
Gain on discontinued operations			(295,888)
Deferred income taxes			(1,542,125)
Non-cash interest on redeemable preferred stock	—	1,610,574	—
Gain on redemption of Series B/B-1	—	(7,223,766)	—
Common stock issued for litigation settlement	—	2,350,000	—
Foreign currency exchange (gain) loss	(871,908)	(577,872)	471,143
Changes in operating assets and liabilities:
Trade accounts receivable, net	(3,310,006)	(8,220,662)	2,481,385
Other assets	342,176	(738,206)	2,165,557
Accounts payable	2,156,261	4,685,188	(1,907,930)
Deferred revenue, accrued expenses and other current liabilities	2,308,236	3,476,407	1,630,158
Other long-term liabilities	(1,485,269)	(985,434)	(2,300,416)

Net cash provided by operating activities	6,407,120	11,578,422	20,859,522

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of certain assets of Band-X	—	(4,266,528)	—
Acquisition of certain intangible assets of Summit	—	—	(1,100,000)
Proceeds from sales on equipment	1,309,051	—	—
Purchases of property and equipment	(8,255,449)	(10,639,266)	(5,946,056)
Purchases of marketable securities	—	—	(53,905,377)
Proceeds from sales and maturities of marketable securities	—	—	30,648,000

Net cash used in investing activities	(6,946,398)	(14,905,794)	(30,303,433)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance (repayment) of indebtedness, net	2,874,977	(11,255,938)	(765,658)
Redemption of Series B and Series B-1 preferred stock	—	(15,224,898)	—
Issuance of common stock, net of costs	20,165	68,283,161	209,540
Issuance of preferred stock, net of issuance costs	9,918,651	—	—
Loans made to stockholders, net of repayments	188,561	151,723	—
Net payments on obligations under capital leases	(2,426,332)	(2,782,006)	(1,846,501)

Net cash provided by (used in) financing activities	10,576,022	39,172,042	(2,402,619)

Effect of foreign exchange rate changes on cash	767,795	540,745	(1,321,353)
Net increase (decrease) in cash and cash equivalents	10,804,539	36,385,415	(13,167,883)
Cash and cash equivalents, beginning of period	6,342,706	17,147,245	53,532,660

Cash and cash equivalents, end of period	$17,147,245	$53,532,660	$40,364,777